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                                                                   Exhibit 10.20


[LOGO OF CONCORD SAVINGS BANK APPEARS HERE]


                                                               December 30, 1996

Mr. John C. Baity, Jr.
24 Cricket Hill Road
Bedford, NH  03110

Dear John:

           The Board of Directors of Concord Savings Bank (the "Bank") has determined that should Community Bankshares, Inc., the parent corporation of the Bank (the "Company"), receive proposals from third parties with respect to its future or the future of the Bank, it is important to the Bank that you be able to assess and advise the Boards of Directors of the Company and the Bank whether such proposals would be in the best interests of the Company and its shareholders and to take such other action regarding such proposals as such Boards might determine to be appropriate. The Board recognizes that the continuing possibility of a change of control of the Company or the Bank and consequent change in the terms of your employment is unsettling to you and could interfere with your ability to assess and advise the Board concerning any such proposals.

           The Board has therefore authorized this Agreement as a means of assuring you that a change of control of the Company or the Bank will not result in any change in the terms of your employment at the Bank, and thereby assuring the Company and the Bank that they will have your continued dedication and the availability of your advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company or the Bank. In consideration of the foregoing and for other good and valuable consideration, the Bank and you agree as follows:

           1. In the event that any Person (as defined in Section 13(d) of the Securities Exchange Act of 1934, which includes any individual, corporation, partnership, company, group or other entity) begins a tender or exchange offer, circulates a proxy to the Company's stockholders or takes other steps to effect a "change of control" (as hereinafter defined), you agree that you will not voluntarily leave the
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employ of the Bank and will render the services contemplated in the recitals to this Agreement until such Person has abandoned or terminated his efforts to effect a "change of control" or until a "change of control" has occurred.

           2. For purposes of this Agreement, a "change of control" shall be deemed to take place hereafter if:

          (A) A Person other than the Company becomes the beneficial owner of shares of the Company or the Bank having 25% or more of the total number of votes that may be cast for election of Directors of the Company or the Bank, as the case may be;

          (B) The Company or the Bank merges or consolidates (other than a merger or consolidation of the Bank with or into another entity wholly-owned by the Company); or

          (C) The Company or the Bank sells a majority of its assets, or enters into any transaction in which another entity (other than an insurer of the Bank's deposit liabilities) assumes a majority of the deposit liabilities of the Bank;

          For purposes of this Agreement, the term "Good Reason" shall mean any of the following:

          (a) reduction in the rate of your salary or in other form of your compensation or benefits including failure to continue any incentive compensation or employee benefit or stock option plan, without providing an appropriate substitute therefor of equal value to you,

          (b) substantial change in (i) the nature or scope of your duties, responsibilities, powers or authority, or (ii) your title, position or status,

          (c) good faith determination by you at least six months following a change of control and for reasonable cause that because of the change of control you are unable to perform your duties adequately,

          (d) relocation by the Company or its successor or by the Bank or its successor of your office to any place outside the 40 mile radius from the present principal office of the Bank,
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          (e)  material breach by the Company or its successor or by the Bank or its successor of an employment, compensation or similar agreement between you and the Company or between you and the Bank, or

          (f) failure of the Company or its successor or the Bank or its successor to give to you within ten days after your written request therefor written assurance of its intention to honor this Agreement.

          3. If within two years after a "change of control" (as defined above) your employment with the Bank or any of its subsidiaries or affiliates is
(a) involuntarily terminated for any reason other than (i) gross dereliction of duty, (ii) criminal or civil judgment, which, in the Bank's or its successor's good faith judgment, renders you unsuitable for such employment, (iii) your death or disability, or (iv) retirement, whether voluntary or involuntary, at or after your normal retirement date under the terms of the Bank's Retirement Plan, or (b) voluntarily terminated for Good Reason (as defined above), then

          (A) The Bank will pay you as termination compensation promptly after such termination a lump sum equal to: (i) two year's salary at the highest salary rate in effect for you at any time during the twelve-month period preceding such termination, plus (ii) an amount equal to your salary on a per diem basis for any vacation
                                                --- ----
               earned but not taken by you in the calendar year of your termination through the date of your termination, earned at the rate of one week of vacation for each three-month period of service.

          (B) To the extent that your rights and benefits under the Bank's Retirement Plan and any other qualified employee pension, profit-sharing or stock bonus plan maintained by the Bank are not then vested, such rights and benefits shall vest immediately in full and shall not be subject to any reduction. Such benefits shall be payable to you at such time and in the same manner as provided by such Retirement Plan or other qualified plan for the payment of benefits thereunder. Should you be party to a separate agreement with the Bank pursuant to which you are entitled to receive
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               supplemental retirement payments from the Bank in addition to any retirement benefits to be paid to you under the Bank's Retirement Plan and any other qualified employee pension, profit-sharing or stock bonus plan maintained by the Bank, your rights under such separate agreement shall vest immediately in full and shall not be subject to any reduction. Notwithstanding any provisions of any stock option plan of the Company or any agreements thereunder, all stock options granted to you under such plans and not then exercised shall in such event and at such time become immediately exercisable;

          (C)  You shall be promptly reimbursed by the Bank or its successor for
               (i) up to $10,000 of fees and expenses charged to you by executive recruiting, counseling or placement firms you may incur in seeking new employment following the termination of your employment as contemplated herein, and (ii) all relocation expenses of any kind you might incur as a result of accepting new employment (including, without limitation, all moving expenses as defined in Section 217 of the Internal Revenue Code of 1986, as amended (the "Code"), in each case to the extent not reimbursed or paid by your new employer. If any of the fees and expenses for which you are to be reimbursed are not deductible by you for tax purposes, then the Bank shall also pay you an additional amount equal to the taxes paid by you on the reimbursement of such non-deductible items plus the taxes payable by you in respect of such additional amount itself;

          (D) The Bank or its successor shall promptly reimburse you for the amount of any and all legal fees and expenses incurred by you as a result or consequence of the termination of your employment as contemplated herein, including without limitation the amount of all such fees and expenses, if any, incurred by you in seeking to obtain or enforce any right or benefit provided to you by the
               Bank or the Company pursuant to or in accordance with this Agreement, plus taxes payable to you on such reimbursements; and
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[LOGO OF CONCORD SAVINGS BANK APPEARS HERE]                               Page 5

          (E) The Bank or its successor will, during the period of two years immediately following the cessation of your employment, reimburse you in full for all costs and expenses you may incur, plus taxes payable by you on such reimbursement, in maintaining coverage equivalent to the insurance coverages you presently have under the Bank's group life insurance, group medical insurance and group dental insurance plans (and any types of coverage you may have as a result of your participation in any other group benefit plan of the Bank in the future). During any part of such period in which you are eligible to participate in any group insurance plan maintained by the Bank or its successor, the Bank or such successor may fulfill its obligations under this provision by paying (i) the premiums required under such group plan(s), plus the taxes payable by you thereon as aforesaid, plus (ii) if the coverages then provided under such group plans are not equivalent to the coverages required hereunder, the costs and expenses incurred by you, plus taxes as aforesaid, in obtaining additional insurance to supplement the group coverage to the extent needed to provide the coverage required hereby. During any part of such period in which you are not eligible to participate in any one or more of the Bank's or such successor's group insurance plans, the Bank or such successor will reimburse you in full for all costs and expenses you may incur, plus taxes payable by you on such reimbursement, in maintaining insurance comparable to that currently provided to you under the Bank's group life, group medical and group dental plans (and any types of coverage you may have as a result of your participation in any other group benefit plan of the Bank in the future). Notwithstanding the foregoing provisions of this Paragraph (E), (i) the Bank's or such successor's obligations hereunder shall be reduced to the extent that insurance coverage is provided to you by another employer during the whole or any part of such two-year period, and (ii) amounts reimbursable under this Paragraph (E) shall include insurance premiums, copayments and/or deductibles to the extent that such costs are incurred by you during such two-year period and such costs would not have been incurred had you remained in the employ of
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[LOGO OF CONCORD SAVINGS BANK APPEARS HERE]                              Page 6


               the Bank or its successor and continued to be covered under its benefit plans, but shall not include costs of uninsured medical or dental expenses or life insurance benefits in the event that you fail to obtain insurance comparable to that previously provided by the Bank or its successor. Accordingly, in the event that you are unable to obtain or choose not to obtain, during any part of said two-year period, insurance coverages comparable to those provided under the Bank's or its successor's plans, the sole obligation of the Bank or its successor under this Paragraph
               (E) shall be to pay you an amount equal to the then cost of providing such coverages under group plans provided by the Bank or its successor to its key executives at the time of the cessation of your employment, plus taxes payable by you with respect to such amount, for the period of time in which you are so uninsured.

          4. It is the intention of the parties that no payments to or for your benefit under this Letter Agreement or any other agreement or plan pursuant to which you are entitled to receive payments or benefits shall be non-deductible to the Bank or the Company (as the case may be) by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") relating to parachute payments. Accordingly, and notwithstanding any
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other provision of this Letter Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Bank or the Company for Federal income tax purposes, such payments shall be reduced to the maximum amount which can be deducted by the Bank or the Company. To the extent that payments exceeding such maximum deductible amount have been made to you or your beneficiary, you or your beneficiary shall refund such excess payments to the Bank or the Company (as applicable) with interest thereon at the Applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Bank or the Company by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing payments to bring them within the limitations of said Section 280G, you shall determine which method shall be followed, provided that if you fail to make such determination within forty-five days after the Bank or the Company has sent you written notice of the need for such reduction, the Bank or the Company may determine the method of such reduction in its sole discretion.
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          5.   You shall retain in confidence after your termination all
confidential information known to you concerning the Company and its subsidiaries and the Bank and its subsidiaries and their businesses so long as such information is not publicly disclosed by the Company or the Bank or otherwise publicly available.

          In the event of termination of your employment under the circumstances described herein, the arrangements provided for by this Agreement, by any stock option or other agreement between the Company or any of its subsidiaries or the Bank or any of its subsidiaries and you in effect at the time, and by any other applicable plan of the Company or any of its subsidiaries or the Bank or any of its subsidiaries will constitute the entire obligation of the Company and the Bank to you and performance thereof by the Company or the Bank, as the case may be, will constitute full settlement of any claim that you might otherwise assert against the Company or any of its subsidiaries or the Bank or any of its subsidiaries on account of such termination. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer after the termination of your employment with the Bank or any of its subsidiaries or affiliates.

          This Agreement shall be binding upon and inure to the benefit of the Bank and any successor of the Bank. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by you during your lifetime. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

          This Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board of Directors of the Bank. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws
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of the State of New Hampshire. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          If you are in agreement with the foregoing, please so indicate by signing and returning to the Bank the original of this Agreement, whereupon this shall constitute a binding agreement between you and the Bank. The second copy is for your files.

                                                     Very truly yours,
                                                     CONCORD SAVINGS BANK

                                                     By:/s/ Douglas Crichfield
                                                        ------------------------
                                                        President

Agreed to this 3rd day of December 1996.

/s/  John C. Baity, Jr.
---------------------------
     John C. Baity, Jr.

          The foregoing statement is joined in by Community Bankshares, Inc. (the "Company"). To the extent not performed by the Bank, the agreement shall be performed by the Company, and the undersigned duly authorized officer of the Company has set his hand hereto on this 30th day of December 1996.

                                                     COMMUNITY BANKSHARES,INC.

                                                     By:/s/ Douglas Crichfield
                                                        ------------------------
                                                        President